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REVOLVING LINE OF CREDIT

$100,000                                                       December 28, 1994


For value received, Krazy Colors, Inc., the borrower ("Borrower") hereby promises to pay to the order of NBI, Inc., a Delaware corporation (the "Lender"), at the Lender's offices at 1880 Industrial Circle, Suite F, Longmont, Colorado 80501, the principle sum outstanding, not to exceed $100,000, together with simple interest from the date hereof at the rate of one percent (1%) per month on the average daily balance outstanding. Interest shall be due and payable monthly no later than five business days following the end of the month. The principal balance of the line of credit, together with any and all unpaid interest accrued thereon shall be due and payable in full on December 31, 1995.

Under this revolving line of credit, the lender will advance amounts requested in writing by the borrower within five business days following the receipt of such request. The maximum aggregate principle amount outstanding under this line of credit shall not exceed $100,000.

The line of credit shall be collateralized by all of the assets of Krazy Colors, Inc.

Prepayment of this line of credit is allowed at any time without penalty or premium. Payments received shall be first applied to payment of accrued interest and then to satisfaction of principle.

This line of credit shall be governed by, and construed and enforced in accordance with, the laws in the State of Colorado. The terms of this line of credit have been previously approved by the Board of Directors of NBI, Inc.

The interest on this line of credit shall not exceed the maximum interest rate permitted by applicable law.

In witness thereof, the Borrower has executed and delivered this line of credit as of the date first set forth above.


                                                 /s/ JAY H. LUSTIG
                                                 -----------------
                                                   Jay H. Lustig
                                              Chief Executive Officer

Sworn to (or affirmed) and subscribed before me this ________ day of _______________, 1994


____________________________________
     (Notary Public Signature)
____________________________________
     (Commission Expires)